Exhibit 99.1

American Residential Properties, Inc. Expands Credit Facility to $290 Million

Scottsdale, Arizona, September 23, 2013- American Residential Properties, Inc. (NYSE: ARPI) today announced that it has amended and restated the credit agreement governing its senior secured revolving credit facility, increasing its maximum borrowing amount from $150 million to $290 million. In addition, the amended and restated credit agreement has an accordion feature that increases the maximum borrowing amount to $500 million, subject to meeting certain criteria and obtaining additional commitments from lenders. All other terms remain substantially the same as in the original credit agreement entered into in January 2013, as amended.

“We are extremely pleased with the continued strong support from our bank group,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “Access to capital is critical to building scale in the single-family rental sector and our longstanding relationships with the lending community continue to be a key competitive advantage for American Residential Properties. With our expanded credit facility, we will be able to continue to strategically grow our portfolio and invest in our operating platform to create value for our shareholders.”

Under the amended and restated credit agreement: Bank of America, N.A. serves as Administrative Agent, Letters of Credit Issuer and as a Lender; Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as Sole Bookrunner and Sole Lead Arranger; Morgan Stanley Senior Funding, Inc. serves as Syndication Agent and as a Lender; and KeyBank National Association serves as Documentation Agent and as a Lender. The following banks also serve as Lenders under the Credit Agreement: Barclays Bank PLC, Jeffries Group, Inc., Raymond James Bank, N.A. and Comerica Bank.

About American Residential Properties, Inc.

American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes that acquires, owns, and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.

Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.americanresidentialproperties.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the Company’s plans or objectives for portfolio growth and infrastructure investment. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission. All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.
Shant Koumriqian
Chief Financial Officer
ir@americanresidentialproperties.com
480-474-4800

MEDIA CONTACT:	Financial Profiles, Inc.
Megan Klein
mklein@finprofiles.com
310-478-2700 x28